UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 21, 2019

Healthpeak Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PEAK	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 21, 2019, Healthpeak Properties, Inc. (formerly known as HCP, Inc.), a Maryland corporation (the “Company”), completed its underwritten offering (the “Offering”) of $750,000,000 aggregate principal amount of the Company’s 3.000% Senior Notes due 2030 (the “Notes”).  The net proceeds from the Offering, after deducting the underwriting discounts but before deducting estimated offering expenses payable by the Company, are approximately $742,425,000, which the Company intends to use (i) to fund the redemption, prior to their stated maturity date, of all $350 million aggregate principal amount of its 4.000% Senior Notes due December 2022 that are outstanding, and the payment of accrued interest and related fees, premiums and expenses in connection therewith and (ii) to repay outstanding borrowings under its revolving credit facility, to repay its outstanding commercial paper and/or for other general corporate purposes.

The Notes are governed by the terms of the Indenture, dated November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2012, as supplemented by the Ninth Supplemental Indenture, dated as of November 21, 2019, between the Company and the Trustee (the “Supplemental Indenture”), which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The Notes will mature on January 15, 2030 and the Company will pay interest on the Notes semi-annually in arrears on January 15 and July 15, beginning on July 15, 2020. The Notes will be the Company’s senior unsecured obligations and will be equal in right of payment with all of the Company’s existing and future senior indebtedness. The Notes will be effectively junior to all existing and future secured indebtedness to the extent of the collateral securing that indebtedness.

The Company may, at its option, redeem the Notes, in whole or in part, (A) at any time prior to October 15, 2029 at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a “make-whole” amount described in the Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption, and (B) at any time on or after October 15, 2029 at a price equal to 100% of the principal amount to be redeemed, if any, to but excluding the date of redemption.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (333-225318), originally filed with the Commission on May 31, 2018.  The description of the Base Indenture, the Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of the Notes. Copies of the Supplemental Indenture and the form of the Notes are filed as exhibits hereto, and a copy of the Base Indenture has been previously filed, and each is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

No.	Description
4.1	Ninth Supplemental Indenture dated as of November 21, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 3.000% Senior Notes due 2030 (included in Exhibit 4.1)
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2019	Healthpeak Properties, Inc.
(Registrant)

	By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary

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